Exhibit 99.1

4675 MacArthur Court, Suite 800

Newport Beach, California 92660 USA

949.437.1000   fax: 949.724.1397

www.cleanenergyfuels.com

Clean Energy Reports 74.4 Million Gallons Delivered and Revenue of $86.9 Million for Second Quarter of 2015

NEWPORT BEACH, Calif.—(BUSINESS WIRE) — Clean Energy Fuels Corp. (NASDAQ: CLNE) (Clean Energy or the Company) today announced operating results for the second quarter ended June 30, 2015.

Gallons delivered (defined below) for the second quarter of 2015 increased 15% to 74.4 million gallons, compared to 64.8 million gallons delivered in the same period a year ago. Gallons delivered for the six months ended June 30, 2015 increased 21% to 149.6 million gallons, compared to 124.1 million gallons delivered in the same period a year ago.

Revenue for the second quarter ended June 30, 2015 was $86.9 million, a decrease of $11.2 million or 11% compared to $98.1 million for the second quarter of 2014. Approximately $5.6 million of the decrease was the result of lower fuel prices which were driven by lower commodity costs in 2015 compared to 2014. Construction revenue in the second quarter of 2015 was $5.2 million less than construction revenue in the second quarter of 2014, principally due to timing of revenue recognition.  Revenue for Clean Energy Compression (formerly IMW) , Clean Energy’s compression manufacturing subsidiary, was lower by $8.1 million when compared to the same period in 2014 due to the global decline in oil prices, the strength of the U.S. dollar, and slower than expected sales in China. Incremental volumes in the second quarter of 2015 over volumes in the same period in 2014 resulted in approximately $7.9 million in incremental revenue in the second quarter of 2015 compared to the same period in 2014.

Revenue for the six months ended June 30, 2015 was $172.7 million, a decrease of 11% compared to $193.4 million a year ago. This decrease was attributed to lower fuel prices driven by lower commodity costs, lower construction and Clean Energy Compression revenue, partially offset by higher revenue on increased volumes similar to the factors impacting the second quarter of 2015.

Andrew J. Littlefair, Clean Energy’s President and Chief Executive Officer, stated “Despite the headwinds of lower oil prices, I’m very pleased with the improvement in our operating results for the second quarter of 2015. We improved our adjusted EBITDA by $3.0 million over the first quarter and continue to see volume growth year over year with significant reductions in SG&A and capital expenditures from a year ago. It’s rewarding to begin to leverage the investments we made over the last few years.”

Adjusted EBITDA for the second quarter of 2015 was $(2.6) million. This compares with Adjusted EBITDA of $(4.7) million in the second quarter of 2014. For the six month period ended June 30, 2015, Adjusted EBITDA was $(8.2) million, compared with $(11.5) million for the same period in 2014. Adjusted EBITDA is described below and reconciled to the GAAP measure net loss attributable to Clean Energy Fuels Corp.

Non-GAAP loss per share for the second quarter of 2015 was $0.29, compared with non-GAAP loss per share for the second quarter of 2014 of $0.28. For the six months ended June 30, 2015, non-GAAP loss per share was $0.61, compared with non-GAAP loss per share of $0.58 for the first six months in 2014. Non-GAAP loss per share is described below and reconciled to the GAAP measure net loss attributable to Clean Energy Fuels Corp.

On a GAAP basis, net loss for the second quarter of 2015 was $30.0 million, or $0.33 per share, and included a non-cash loss of $0.3 million related to the accounting treatment that requires Clean Energy to value its Series I warrants and mark them to market, a non-cash charge of $2.7 million related to stock-based compensation, and $0.2 million in additional lease exit charges related to the move of the Company’s headquarters (HQ Lease Exit). This compares with a net loss for the second quarter of 2014 of $32.3 million, or $0.34 per share, which included a non-cash loss of $2.3 million related to the mark-to-market accounting treatment of the Series I warrants, a non-cash charge of $3.0 million related to stock-based compensation, a $0.3 million gain on the fair value adjustment of the remaining shares the Company received from Westport Innovations, Inc. from the sale of its former subsidiary BAF Technologies, Inc. (WPRT Holdback Shares Write-Down or (Write-Up)), and an additional $0.8 million in charges related to the HQ Lease Exit.

Net loss for the six month period ended June 30, 2015 was $61.1 million, or $0.67 per share, which included a non-cash gain of $0.6 million related to the mark-to-market accounting treatment of the Series I warrants, non-cash stock-based compensation charges of $5.4 million, and a $0.3 million charge related to the HQ Lease Exit. This compares with a net loss for the six month period ended June 30, 2014 of $60.9 million, or $0.64 per share, which included a non-cash gain of $2.2 million related to the mark-to-market accounting treatment of the Series I warrants, non-cash stock-based compensation charges of $6.4 million, foreign currency losses of $0.3 million on the purchase notes issued in September 2010 by the Company in connection with its acquisition of IMW (IMW Purchase Notes), a $0.1 million charge from the WPRT Holdback Shares Write-Down, and a $0.8 million charge related to the HQ Lease Exit.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements, which statements are prepared and presented in accordance with generally accepted accounting principles (GAAP), the Company uses non-GAAP financial measures called non-GAAP earnings per share (non-GAAP EPS or non-GAAP earnings/loss per share) and Adjusted EBITDA. Management has presented non-GAAP EPS and Adjusted EBITDA because it uses these non-GAAP financial measures to assess its operational performance, for financial and operational decision-making, and as a means to evaluate period-to-period comparisons on a consistent basis. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain non-cash or non-recurring expenses that are not directly attributable to its core operating results. In addition, management believes these non-GAAP financial measures are useful to investors because: (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making; (2) they exclude the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the Company’s core operating performance and that may obscure trends in the core operating performance of the business; and (3) they are used by institutional investors and the analyst community to help them analyze the results of Clean Energy’s business. In future quarters, the Company may make adjustments for other non-recurring significant expenditures or significant non-cash charges in order to present non-GAAP financial measures that the Company’s management believes are indicative of the Company’s core operating performance.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (or other items that may arise in the future as the Company’s management deems appropriate), and the Company expects to continue to incur expenses similar to the non-cash, non-GAAP adjustments described below. Accordingly, unless otherwise stated, the exclusion of these and other similar items in the presentation of non-cash, non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Non-GAAP EPS and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to GAAP earnings/loss per share or operating income (loss) or any other GAAP measure as an indicator of operating performance. Moreover, because not all companies use identical measures and calculations, the presentation of non-GAAP EPS and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Management compensates for these limitations by using non-GAAP EPS and Adjusted EBITDA in conjunction with traditional GAAP operating performance and cash flow measures.

Non-GAAP EPS

Non-GAAP EPS is defined as net income (loss) attributable to Clean Energy Fuels Corp., plus stock-based compensation charges, net of related tax benefits, plus or minus any mark-to-market losses or gains on the Series I warrants, plus or minus the foreign currency losses or gains on the IMW Purchase Notes, plus the WPRT Holdback Shares Write-Down or (Write-Up), and plus the HQ Lease Exit, the total of which is divided by the Company’s weighted average shares outstanding on a diluted basis. The Company’s management believes that excluding non-cash charges related to stock-based compensation provides useful information to investors because the varying available valuation methodologies, the volatility of the expense (which depends on market forces outside of management’s control), the subjectivity of the assumptions and the variety of award types that a company can use under the relevant accounting guidance may obscure trends in the Company’s core operating performance. Similarly, the Company’s management believes that excluding the non-cash, mark-to-market losses or gains on the Series I warrants is useful to investors because the valuation of the Series I warrants is based on a number of subjective assumptions, the amount of the loss or gain is derived from market forces outside of management’s control, and it enables investors to compare the Company’s performance with other companies that have different capital structures. The Company’s management believes that excluding the foreign currency gains and losses on the IMW Purchase Notes provides useful information to investors as the amounts are based on market conditions outside of management’s control and the amounts relate to financing the acquisition of the IMW business as opposed to the core operations of the Company. The Company’s management believes that excluding the WPRT Holdback Shares Write-Down or (Write-Up), and the HQ Lease Exit amounts is useful to investors because they are not part of or representative of the core operations of the Company.

The table below shows non-GAAP EPS and also reconciles these figures to the GAAP measure net loss attributable to Clean Energy Fuels Corp.:

	Three Months Ended June 30,		Six Months Ended June 30,
(in 000s, except per-share amounts)	2014	2015	2014	2015
Net Loss Attributable to Clean Energy Fuels Corp.	$(32,306)	$(29,962)	$(60,899)	$(61,109)
Stock Based Compensation, Net of Tax Benefits	2,978	2,663	6,398	5,353
Mark-to-Market (Gain) Loss on Series I Warrants	2,286	300	(2,169)	(583)
Foreign Currency Loss on IMW Purchase Notes	—	—	343	—
WPRT Holdback Shares Write-Down or (Write-Up)	(341)	—	122	—
HQ Lease Exit	757	243	812	344
Adjusted Net Loss	$(26,626)	$(26,756)	$(55,393)	$(55,995)
Diluted Weighted Average Common Shares Outstanding	94,859,587	91,480,998	94,768,462	91,399,478
Non-GAAP Loss Per Share	$(0.28)	$(0.29)	$(0.58)	$(0.61)

Adjusted EBITDA

Adjusted EBITDA is defined as net income (loss) attributable to Clean Energy Fuels Corp., plus or minus income tax expense or benefit, plus or minus interest expense or income, net, plus depreciation and amortization expense, plus or minus the foreign currency losses or gains on the Company’s IMW Purchase Notes, plus stock-based compensation charges, net of related tax benefits, plus or minus any mark-to-market losses or gains on the Series I warrants, plus the WPRT Holdback Shares Write-Down or (Write-Up), and plus the HQ Lease Exit. The Company’s management believes that Adjusted EBITDA provides useful information to investors for the same reasons discussed above for non-GAAP EPS. In addition, management internally uses Adjusted EBITDA to determine elements of executive and employee compensation.

The table below shows Adjusted EBITDA and also reconciles these figures to the GAAP measure net loss attributable to Clean Energy Fuels Corp.:

	Three Months Ended June 30,		Six Months Ended June 30,
(in 000s)	2014	2015	2014	2015
Net Loss Attributable to Clean Energy Fuels Corp.	$(32,306)	$(29,962)	$(60,899)	$(61,109)
Income Tax Expense	147	740	1,109	1,594
Interest Expense, Net	10,130	9,973	19,640	19,868
Depreciation and Amortization	11,608	13,402	23,123	26,288
Foreign Currency Loss on IMW Purchase Notes	—	—	343	—
Stock Based Compensation, Net of Tax Benefits	2,978	2,663	6,398	5,353
Mark-to-Market (Gain) Loss on Series I Warrants	2,286	300	(2,169)	(583)
WPRT Holdback Shares Write-Down or (Write-Up)	(341)	—	122	—
HQ Lease Exit	757	243	812	344
Adjusted EBITDA	$(4,741)	$(2,641)	$(11,521)	$(8,245)

Gallons Delivered

The Company defines “gallons delivered” as its gallons of compressed natural gas (CNG), liquefied natural gas (LNG) and renewable natural gas (RNG), along with its gallons associated with providing operations and maintenance services, delivered to its customers during the applicable period.

The table below shows gallons delivered for the three and six months ended June 30, 2014 and 2015:

	Three Months Ended June 30,		Six Months Ended June 30,
Gallons Delivered (in millions)	2014	2015	2014	2015
CNG	43.5	54.9	82.9	107.3
LNG	18.3	17.6	35.0	35.9
RNG	3.0	1.9	6.2	6.4
Total	64.8	74.4	124.1	149.6

Today’s Conference Call

The Company will host an investor conference call today at 4:30 p.m. Eastern time (1:30 p.m. Pacific). Investors interested in participating in the live call can dial 1.877.407.4018 from the U.S., and international callers can dial 1.201.689.8471. A telephone replay will be available approximately two hours after the call concludes, through Saturday, September 5, 2015, which can be reached by dialing 1.877.870.5176 from the U.S., or 1.858.384.5517 from international locations, and entering Replay Pin Number 13614042. There also will be a simultaneous, live webcast available on the Investor Relations section of the Company’s web site at www.cleanenergyfuels.com, which will be available for replay for 30 days.

About Clean Energy Fuels

Clean Energy Fuels Corp. (Nasdaq: CLNE) is the largest provider of natural gas fuel for transportation in North America. We build and operate CNG and LNG fueling stations; manufacture CNG and LNG equipment and technologies for ourselves and other companies; develop RNG production facilities; and deliver more CNG, LNG, and Redeem RNG fuel than any other company in the U.S. For more information, visit www.cleanenergyfuels.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding market adoption of natural gas as a vehicle fuel, oil, gasoline, diesel and natural gas prices and the Company’s ability to continue to offer natural gas at a discount to gasoline and diesel, continued interest and investment in natural gas as a vehicle fuel, including government incentives promoting the use of cleaner fuels, the strength of the Company’s key markets and businesses, the benefits of natural gas relative to gasoline, diesel and other vehicle fuels, the Company’s ability to successfully enter new businesses, such as the “virtual natural gas pipelines” business of NG Advantage, build, sell and open new natural gas fueling stations and add incremental volume to the Company’s fueling infrastructure, the Company establishing relationships with new customers and expanding relationships with existing customers, and future growth and sales opportunities in all of the Company’s key customer markets, which include trucking, refuse, airport, taxi, transit, ready mix and off-system sales. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors including, but not limited to, future supply, demand, use and prices of crude oil and natural gas and fossil and alternative fuels, including gasoline, diesel, natural gas, biodiesel, ethanol, electricity, and hydrogen, the Company’s ability to recognize the anticipated benefits of building CNG and LNG stations, the availability and deployment of, as well as the demand for, natural gas engines that are well-suited for the U.S. heavy-duty truck market, future availability of capital, including equity or debt financing, as needed to fund the growth of the Company’s business, the Company’s ability to efficiently manage any growth it might experience and retain and hire key personnel, the acceptance and availability of natural gas vehicles in the Company’s markets, the availability of tax and related government incentives for natural gas fueling and vehicles, changes to federal, state or local fuel emission standards, the Company’s ability to capture a substantial share of the anticipated growth in the market for natural gas fuel and otherwise compete successfully, the Company’s  ability to manage risks and uncertainties related to its international operations, construction and permitting delays at station construction projects, the Company’s ability to integrate acquisitions and investments, such as its investment in NG Advantage, compliance with governmental regulations, the Company’s ability to source and supply sufficient LNG to meet the needs of its business, the Company’s ability to effectively manage its current LNG plants, and the Company’s ability to manage and grow its RNG business. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. Additionally, the Company’s Form 10-Q, filed on August 5, 2015 with the Securities and Exchange Commission (www.sec.gov), contains risk factors that may cause actual results to differ materially from the forward-looking statements contained in this press release.

Investor Contact:

Tony Kritzer
Director of Investor Communications
949.437.1403

News Media Contact:

Gary Foster

Senior Vice President, Corporate Communications

949.437.1113

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

December 31, 2014 and June 30, 2015

(Unaudited)

(In thousands, except share data)

	December 31, 2014	June 30, 2015
Assets
Current assets:
Cash and cash equivalents	$92,381	$53,296
Restricted cash	6,012	4,469
Short-term investments	122,546	128,596
Accounts receivable, net of allowance for doubtful accounts of $752 and $970 as of December 31, 2014 and June 30, 2015, respectively	81,970	78,537
Other receivables	56,223	18,656
Inventories	34,696	31,347
Prepaid expenses and other current assets	19,811	15,172
Total current assets	413,639	330,073
Land, property and equipment, net	514,269	520,424
Notes receivable and other long-term assets, net	71,904	69,362
Investments in other entities	6,510	5,961
Goodwill	98,726	95,831
Intangible assets, net	55,361	49,310
Total assets	$1,160,409	$1,070,961
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$4,846	$5,977
Accounts payable	43,922	28,859
Accrued liabilities	56,760	51,327
Deferred revenue	14,683	5,566
Total current liabilities	120,211	91,729
Long-term debt and capital lease obligations, less current portion	500,824	504,769
Long-term debt, related party	65,000	65,000
Other long-term liabilities	9,339	7,971
Total liabilities	695,374	669,469
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding no shares	—	—
Common stock, $0.0001 par value. Authorized 224,000,000 shares; issued and outstanding 90,203,344 shares and 90,527,189 shares at December 31, 2014 and June 30, 2015, respectively	9	9
Additional paid-in capital	898,106	904,058
Accumulated deficit	(457,441)	(518,533)
Accumulated other comprehensive loss	(3,248)	(10,878)
Total Clean Energy Fuels Corp. stockholders’ equity	437,426	374,656
Noncontrolling interest in subsidiary	27,609	26,836
Total stockholders’ equity	465,035	401,492
Total liabilities and stockholders’ equity	$1,160,409	$1,070,961

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three Months and Six Months Ended June 30, 2014 and 2015

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015
Revenue:
Product revenues	$86,473	$75,744	$172,262	$145,041
Service revenues	11,660	11,124	21,146	27,675
Total revenues	98,133	86,868	193,408	172,716
Operating expenses:
Cost of sales (exclusive of depreciation and amortization shown separately below):
Product cost of sales	69,175	59,387	137,042	114,766
Service cost of sales	4,080	4,399	7,844	13,753
Derivative (gains) losses:
Series I warrant valuation	2,286	300	(2,169)	(583)
Selling, general and administrative	34,400	28,994	67,890	59,227
Depreciation and amortization	11,608	13,402	23,123	26,288
Total operating expenses	121,549	106,482	233,730	213,451
Operating loss	(23,416)	(19,614)	(40,322)	(40,735)
Interest expense, net	(10,130)	(9,973)	(19,640)	(19,868)
Other income (expense), net	1,121	317	(165)	864
Loss from equity method investments	—	(345)	—	(549)
Loss before income taxes	(32,425)	(29,615)	(60,127)	(60,288)
Income tax expense	(147)	(740)	(1,109)	(1,594)
Net loss	(32,572)	(30,355)	(61,236)	(61,882)
Loss from noncontrolling interest	266	393	337	773
Net loss attributable to Clean Energy Fuels Corp.	$(32,306)	$(29,962)	$(60,899)	$(61,109)
Loss per share attributable to Clean Energy Fuels Corp.:
Basic	$(0.34)	$(0.33)	$(0.64)	$(0.67)
Diluted	$(0.34)	$(0.33)	$(0.64)	$(0.67)
Weighted-average common shares outstanding:
Basic	94,859,587	91,480,998	94,768,462	91,399,478
Diluted	94,859,587	91,480,998	94,768,462	91,399,478

Included in net loss are the following amounts (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015
Construction Revenues	$14.7	$9.5	$31.0	$16.0
Construction Cost of Sales	(12.6)	(8.0)	(26.0)	(13.7)
Stock-based Compensation Expense, Net of Tax Benefits	(3.0)	(2.7)	(6.4)	(5.4)